UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 30, 2004

                               CINEMARK USA, INC.
               (Exact name of registrant as specified in charter)


            TEXAS                      33-47040                   75-2206284
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                         3900 DALLAS PARKWAY, SUITE 500
                               PLANO, TEXAS 75093
              (Address and Zip Code of Principal Executive Offices)

                                  972-665-1000
              (Registrant's telephone number, including area code)


Item 9. Regulation FD Disclosure

On July 30, 2004, Cinemark USA, Inc. announced redemption of its remaining outstanding 8 1/2% Senior Subordinated Notes. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CINEMARK USA, INC.


Date: July 30, 2004                      By:    /s/ Michael D. Cavalier
                                         Name:  Michael D. Cavalier
                                         Title: Vice President - General Counsel

                                  EXHIBIT INDEX

        The exhibits below are numbered in accordance  with the Exhibit Table of
Item 601 of Regulation 8-K.

Exhibit No.        Description of Exhibit

99.1               Press Release of Cinemark USA, Inc. dated July 30, 2004

                                                                    EXHIBIT 99.1

Cinemark USA, Inc. Announces Redemption of its Remaining Outstanding 8 1/2% Senior Subordinated Notes

PLANO, Texas--July 30, 2004--Cinemark USA, Inc. (the "Company") announced today that, on July 28, 2004 (the "Notice Date"), it has provided notice to its holders of 8-1/2% Series B Senior Subordinated Notes due 2008 (the "Notes") of its election to redeem all of the outstanding Notes on August 27, 2004 (the "Redemption Date"), at the redemption price of 102.833% of the principal amount of the Notes plus any accrued and unpaid interest up to the Redemption Date. As of the Notice Date, approximately $10.8 million in aggregate principal amount of the Notes remained outstanding.

The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.


For more information contact:                Robert Copple, CFO
                                             (972) 665-1000
                                             (972) 665-1004 Fax